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                                                                    Exhibit 16.1


                            Lazar Levine & Felix LLP
                            ------------------------
              Certified Public Accountants & Business Consultants

Melvin F. Lazar, CPA                               350 Fifth Avenue - Suite 6820
Neal J. Weisbrod, CPA                                    New York, NY 10118-0170
Henry B. Guberman, CPA                                            (212) 736-1900
Amiram (Kiki) Bielory, CPA                                    Fax (212) 629-3219
Ted M. Felix, CPA
Michael Dinkes, CPA                                          629 Parsippany Road
Mark Shayne, CPA                                            Parsippany, NJ 07054
Jay B. Goldberg, CPA                                              (973) 428-3200
                                                              Fax (973) 428-6868

                                                                www.lazarcpa.com

                                  July 5, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Sirs:

We have read the statements made by SATX, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Report on Form 8-K/A dated June 1, 2001. We agree with the statements concerning our firm in such Form 8-K/A.

                                                  Very Truly Yours,


                                                  /s/ Lazar Levine & Felix LLP
                                                  ------------------------------
                                                  LAZAR LEVINE & FELIX LLP


CC:  Anthony Luchtefeld
     Chief Financial Officer, Assistant Secretary
     Satx, Inc.
     8351 Roswell Road, #374
     Roswell, Georgia 30350-2810